Exhibit 99.1

 Jaguar Health & Dragon SPAC Announce Initial Funding of US$10.8 Million into Dragon SPAC

Napo EU S.p.A., named target of Dragon SPAC, provides update on plan to pursue conditional marketing authorization for crofelemer in EU

Equita Group S.p.A., a leading Italian based investment bank, advising Dragon SPAC; Cantor
Fitzgerald & Co. advising Jaguar on non-deal related activities

San Francisco, CA & Milan, Italy (June 1, 2021): Jaguar Health, Inc. (“Jaguar”) and Milan, Italy-based Dragon SPAC S.p.A. (“Dragon SPAC”) today announced the initial funding of the private financing of Dragon SPAC, which has named as its target Napo EU S.p.A. (“Napo EU”). Dragon SPAC and Napo Pharmaceuticals, Inc. (“Napo Pharma”), Jaguar’s wholly-owned U.S. subsidiary, have entered into an agreement, pursuant to which Dragon SPAC will issue units (“Units”) to Napo Pharma in a private placement for cash consideration of approximately US$10.8 million, with proceeds of such financing to be used in part for Dragon SPAC’s contemplated business combination (the “Merger”) with Napo EU. Each Unit consists of one ordinary share of Dragon SPAC and one warrant. Each warrant will entitle the holder thereof to purchase one ordinary share at an exercise price of EUR 10 per ordinary share at any time prior to the earlier of (i) the 10-year anniversary of the consummation of the Merger and (ii) the five-year anniversary of the listing of the combined Napo EU/Dragon SPAC entity resulting from the Merger (the “Combined Company”) on a public exchange. The private financing is expected to close around the end of Q2 2021, subject to certain conditions including the concurrent closing of the Merger and completion of customary items.

Proceeds from the private placement will be used exclusively for the purposes of funding the Merger and the activities of the Combined Company.

As announced today, Napo EU, the wholly-owned Italian subsidiary of Napo Pharma, has refined its business plan, and terms of its contemplated license from Napo Pharma, to focus initially on conditional approval for an important orphan indication, short bowel syndrome (SBS), a condition leading to intestinal failure requiring intravenous nutritional support for survival, and a global market expected to reach US$4.6 billon by 2027, expanding at a CAGR of 26% from 2020 to 20271, rather than the previously announced indication of prophylaxis and/or symptomatic relief of inflammatory diarrhea, including COVID-associated diarrhea.

“We’re thrilled to provide the initial funding of US$10.8 million into Dragon SPAC using funds from the recent registered direct offering – which closed on May 3, 2021 – by Jaguar to certain North American institutional investors into Jaguar,” stated Lisa Conte, Napo EU’s sole board member and the founder, president, and CEO of Jaguar and Napo Pharma. “As Jaguar announced on April 29, 2021, the proceeds from the registered direct offering were earmarked for the benefit of our Italian subsidiary Napo EU – the named target of Dragon SPAC,” Conte said.

“With the recent choppiness and uncertain liquidity in the U.S. and European SPAC markets, Dragon SPAC has been advised by its banking advisors to hold off on a public financing at this time. Plans for the Napo EU drug development opportunity are progressing, and Dragon SPAC has decided to complete a private financing rather than a public financing to fund the Merger,” said Josh Mailman, the founding sponsor and a board member of Dragon SPAC. “With this first investment funded and the initial product development focus on the devastating unmet medical need in patient suffering from SBS, Dragon SPAC remains confident about receiving binding commitments for this private financing from additional investors, with closing of the private financing targeted to occur around the end of Q2 2021, and the closing of the planned Merger to occur within approximately 30 days thereafter. The business of the Combined Company will be the Napo EU business, with funds that we believe will be sufficient to complete a trial in SBS patients suitable for a conditional marketing authorization pathway with the EMA.”

With an eye toward a potential future listing of the Combined Company following receipt of results of data from a clinical trial which the Combined Company expects to receive within two years of the completion of the Merger transaction, Dragon SPAC has engaged Equita Group S.p.A., a leading Italian independent investment bank, to advise Dragon SPAC, and Jaguar has engaged New York-based Cantor Fitzgerald & Co., a leading global financial services group, as a capital markets advisor in the U.S. to assist Jaguar in its evaluation of various financing strategies.

Additional Dragon SPAC board members include Dr. Niccolò Caderni and Giovanni Maria Conti, who is of no relation to Lisa Conte.

An astrophysicist by training, Dr. Caderni is a former European Space Agency Fellow at the University of Cambridge. He held a number of research and academic positions before a change of career in the mid 1980’s to the fields of finance, technological innovation, and fine art. He previously served as vice president, mergers and acquisitions at Bankers Trust International, managing director at Phillips, the third largest auction house in the world, the chairman of Webiz, the private equity fund of the Italian utility giant, ENEL, the Chairman of RAFT, a leading research institute in the field of regenerative medicine, and served on the Board of the Centre for European Policy Studies in Brussels.

Giovanni Maria Conti is a founding partner of CPAssociati, a chartered accountant's professional firm in Italy, and has extensive experience providing advisory services to national and international companies in the areas of corporate governance, finance transactions, M&A operations, and tax. He is a former founding partner of RSC & Partners S.r.l., which is an advisory firm, now named Oryx Finance S.r.I., that specializes in IPO processes, M&A, debt advisory, and financial restructuring. In 2003 he participated in drafting the Italian government law to reform the country’s tax system. Mr. Conti has been listed on the National Register of Certified Public Accountants of Milan since 1994, and on the Register of Auditors since 1999.

Dragon SPAC is selling its Units and underlying ordinary shares and warrants (collectively, the “Securities”) only to “accredited investors” in reliance on the exemption from registration set forth in Rule 506(c) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Securities, have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of the Securities in any jurisdiction in which such offer, solicitation or sales would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Jaguar Health, Inc., Napo Pharmaceuticals, Inc. & Napo EU S.p.A.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, plant-based, non-opioid, and sustainably derived prescription medicines for people and animals with GI distress, specifically chronic, debilitating diarrhea. Our wholly owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary plant-based human gastrointestinal pharmaceuticals from plants harvested responsibly from rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy and the only oral plant-based prescription medicine approved under FDA Botanical Guidance. Napo Pharmaceuticals’s wholly owned Italian subsidiary, Napo EU S.p.A., focuses on expanding crofelemer access in Europe.

For more information about Jaguar, please visit https://jaguar.health. For more information about Napo Pharmaceuticals, visit www.napopharma.com. For more information about Napo EU, visit www.napoeu.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the expectation that the private financing will close around the end of Q2 2021, subject to certain conditions including the concurrent closing of the Merger and completion of customary items, the expectation that the global SBS market will reach US$4.6 billon by 2027, expanding at a CAGR of 26% from 2020 to 2027, Dragon SPAC’s expectation that it will receive binding commitments for the private financing from additional investors, Dragon SPAC’s expectation that closing of the private financing will occur around the end of Q2 2021 and Dragon SPAC’s expectation that the closing of the planned Merger will occur within approximately 30 days thereafter, Dragon SPAC’s expectation that the Combined Company will have sufficient funds to complete a trial in SBS patients suitable for a conditional marketing authorization pathway with the EMA, and the expectation that data from a clinical trial will be available within two years of the completion of the Merger transaction. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

1https://www.mynewsdesk.com/us/medical-technology-news/pressreleases/short-bowel-syndrome-market-global-industry-analysis-size-share-trends-revenue-forecast-2020-to-2027-3069433

Source: Jaguar Health, Inc. and Dragon SPAC

Jaguar Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Dragon SPAC Contact:

Josh Mailman

joshuamailman1@gmail.com

Jaguar-JAGX